EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement on Form S-8 of Centrue Financial Corporation of our report dated March 12, 2008 with respect to the consolidated financial statements of Centrue Financial Corporation and the effectiveness of internal control over financial reporting, which report appears in the Annual Report on Form 10-K of Centrue Financial Corporation for the year ended December 31, 2007.
Crowe Horwath LLP
Oak Brook, Illinois
February 24, 2009